SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                     FORM 8-K

                                   Current Report

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 28, 1995


                               Eaton Corporation
              (Exact name of registrant as specified in its charter)


                                      Ohio
                  (State or other jurisdiction of incorporation)


               1-1396                                34-0196300
       Commission File Number            (IRS Employer Identification No.)


       Eaton Center, Cleveland, Ohio                              44114
       (Address of principal executive offices)                 (Zip Code)


                                 (216) 523-5000
                          Registrant's Telephone Number

















                                      Page 1 of 7





         Item 5.  Other Events.

                   On June 28, 1995, the Board of Directors of Eaton Corporation (the "Company") declared a dividend of one pre-ferred share purchase right (a "Right") for each outstanding common share, par value $.50 per share (the "Common Shares"), of the Company. The dividend is payable on July 12, 1995 (the "Record Date") to the shareholders of record on that date. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Society National Bank, as Rights Agent (the "Rights Agent"). The Rights contain important "flip-over" and "flip-in" features designed to protect the Company from unfair takeovers.

                   Each Right entitles the registered holder to pur-chase from the Company one one-hundredth of a share of Series A Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company at a price of $250 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

                   If the Company is acquired in a merger or other business combination or 50% or more of its consolidated as-sets or earning power are sold after a person or group has become an Acquiring Person (as defined below), each holder of a Right will thereafter have the right to receive, upon ex-ercise, that number of shares of common stock of the acquir-ing company which then will have a market value of two times the exercise price of the Right.

                   If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Share certifi-cates outstanding as of the Record Date, by such Common Share certificate with a copy of the summary of Rights attached thereto. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and transfer of those certificates will also constitute transfer of those Rights.









                                   Page 2 of 7





                   As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will there-after evidence the Rights.

                   The "Distribution Date" is the earlier of:

                   (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares; or

                  (ii) 10 business days (or such later date as may be determined by action of the Board of Directors before any person or group becomes an Acquiring Person) fol-lowing the commencement of, or announcement of an in-tention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares.


                   The Rights are not exercisable until the Distribu-tion Date. The Rights will expire on July 12, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or ex-changed by the Company, as described below.

                   The Purchase Price, and the number of Preferred Shares or other securities or property issuable, upon exer-cise of the Rights are subject to adjustment from time to time to prevent dilution, in the event of:

                   (i) a stock dividend on, or a subdivision, combi-nation or reclassification of, the Preferred Shares,

                  (ii) the grant to holders of the Preferred Shares of certain rights to subscribe for or purchase Preferred Shares at a price, or securities convertible into Pre-ferred Shares with a conversion price, less than the then-current market price of the Preferred Shares, or

                 (iii) the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).






                                   Page 3 of 7





                    The number of outstanding Rights is also subject to adjustment upon certain occurrences prior to the Distribution Date.

                   With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Com-pany, be evidenced by depositary receipts) and in lieu there-of, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation pay-ment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 1 vote, voting together with the Common Shares. Finally, in the event of any merger, con-solidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. The dividend and liquidation rights and rights upon a merger, consolida-tion or other transaction are protected by customary antidi-lution provisions.

                   The value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should, because of the nature of the Preferred Shares' div-idend and liquidation rights, approximate the value of one Common Share.

                   At any time after any person or group becomes an Acquiring Person, and prior to the acquisition by that person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).







                                   Page 4 of 7





                   At any time prior to any person or group becoming an Acquiring Person, the Board of Directors of the Company may redeem all the Rights at a price of $.01 per Right (the "Redemption Price"). The redemption may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the hold-ers of the Rights, including an amendment to lower the 20% threshold described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstand-ing Common Shares then known to the Company to be benefi-cially owned by any person or group of affiliated or asso-ciated persons and (ii) 10%, except that after any person or group becomes an Acquiring Person no such amendment may ad-versely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to re-ceive dividends.

                   The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares.

                   The Rights Agreement, dated as of June 28, 1995, between the Company and Society National Bank, as Rights Agent, specifying the terms of the Rights and including the Form of the Certificate of Amendment by Directors of Eaton Corporation setting forth the terms of the Preferred Shares as an exhibit thereto and the form of press release announc-ing the declaration of the Rights are attached hereto as ex-hibits and are incorporated herein by reference. The fore-going description of the Rights is qualified in its entirety by reference to such exhibits.









                                   Page 5 of 7





         Item 7.  Financial Statements, Pro Forma Financial
                  Information and Exhibits.

              (c) Exhibits.

                   1. Rights Agreement, dated as of June 28, 1995, between Eaton Corporation and Society National Bank which includes the Form of Certificate of Amendment by Directors of Eaton Corporation setting forth the terms of the Series A Par-ticipating Preferred Stock, without par value, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Pur-chase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Right Cer-tificates will not be mailed until as soon as practicable after the earlier of ten days af-ter public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or ten business days (or such later date as may be determined by action of the Board of Directors before any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares.

                   2.   Form of press release dated June 28, 1995.




























                                   Page 6 of 7





                                   SIGNATURE



                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this re-port to be signed on its behalf by the undersigned thereunto duly authorized.



                                      EATON CORPORATION



                                      By:    /S/John M. Carmont
                                      Name:  John M. Carmont
                                      Title: Vice President and
                                             Treasurer


         Dated:  June 30, 1995


































                                   Page 7 of 7





                                  EXHIBIT LIST



   Exhibit    Description                                          Page No.

         1. Rights Agreement, dated as of June 28, 1995, between Eaton Corporation and Society National Bank which includes the form of Certificate of Amendment by Directors of Eaton Corporation setting forth the terms of the Series A Par-ticipating Preferred Stock, without par value, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Pur-chase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Right Cer-tificates will not be mailed until as soon as practicable after the earlier of ten days af-ter public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Shares or ten business days (or such later date as may be determined by action of the Board of Directors before any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares.

         2.   Form of press release dated June 28, 1995.